Exhibit 23.2

December 12, 2024

Board of Directors

Winchester Bancorp, Inc.

Board of Trustees

Winchester Savings Bank

661 Main Street

Winchester, Massachusetts 01890

Members of the Boards of Trustees and Directors:

We hereby consent to the use of our firm’s name in the Notice of Intent to Convert of Winchester Savings Bank, and any amendments thereto, to be filed with the Federal Deposit Insurance Corporation, and in the Registration Statement on Form S-1, and any amendments thereto, to be filed with the Securities and Exchange Commission. We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates in such filings including the prospectus of Winchester Bancorp, Inc. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,
RP® FINANCIAL, LC.

Washington Headquarters
1311-A Dolley Madison Boulevard	Telephone: (703) 528-1700
Suite 2A	Fax No.: (703) 528-1788
McLean, VA 22101	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com